Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Julie Blunden

Vice President External Affairs

408-240-5577

Helen Kendrick

Communications Manager

408-240-5585

hkendrick@sunpowercorp.com

SunPower Extends and Expands M.Setek Silicon Supply Agreement

Deal Solidifies Companies’ Partnership for Five Years

SAN JOSE, Calif., May 1, 2006 – SunPower Corporation (NASDAQ: SPWR), a Silicon Valley-based manufacturer of the world’s highest-efficiency, commercially-available solar cells and solar panels, today announced that it has extended and expanded a major silicon supply agreement with a key supplier and partner, M.Setek Co., Ltd. M.Setek is the world’s leading high-quality manufacturer of monocrystalline silicon ingots and wafers for the solar industry.

SunPower extended its existing agreement with M.Setek by two years, through 2010. The new agreement increases M.Setek’s 2008 silicon supply to SunPower while offering the potential for additional supply in 2007. The value of the agreement over its five-year term is estimated to exceed $500 million.

“SunPower is pleased to expand our relationship with M.Setek, one of our most valued partners,” said Tom Werner, CEO of SunPower. “The solar industry requires a reliable, high-volume silicon supply in order to maintain rapid growth. This agreement is a key element in SunPower’s silicon supply strategy.”

“We are happy to announce the extension of our agreement with SunPower,” said Ritsuo Matsumiya, M.Setek’s President. “We are always striving to strengthen our customer relationships. As we plan to grow our silicon ingot manufacturing and polysilicon refining capacity, we see SunPower as an attractive partner due to their technology advantages and strong business prospects.”

As previously announced, M.Setek is constructing its first polysilicon refinery, scheduled to begin operation in late 2007, to provide a guaranteed source of raw material for its ingot-puller manufacturing operation. Ingots are used to create silicon wafers—the starting material for SunPower’s high-efficiency solar cells.

“We believe that the solar industry’s rapid growth is currently limited by the supply of silicon,” continued Werner. “Because SunPower’s solar technology converts more sunlight to power than anyone else in the industry, we are also among the leaders in silicon utilization efficiency,” Werner said. “We credit our technological leadership for our success in developing long-term silicon supply partnerships such as our relationship with M.Setek. We particularly thank Mr. Matsumiya for his leadership in growing mutual opportunities for our companies.”

About SunPower

SunPower Corporation (NASDAQ: SPWR) designs and manufactures high-efficiency silicon solar cells and solar panels based on an all-back contact cell design. SunPower’s solar cells and panels generate up to 50 percent more power per unit area than conventional solar technologies and have a uniquely attractive, all-black appearance. For more information on SunPower or solar technology, please visit the SunPower website at http://www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward Looking Statement

Statements herein that are not historical facts and that refer to SunPower’s plans and expectations about its supply of polysilicon, ingots and wafers, general market supply of polysilicon, ingots and wafers, as well as the anticipated aggregate value of purchases under the five-year supply agreement with M.Setek Co., Ltd., are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements are based on our current expectations as of the date of the release, which could change or not materialize as expected. Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to business and economic conditions and growth trends in the solar power industry, our suppliers’ ability to provide adequate supply of polysilicon, ingots and wafers to manufacture our products and the price we pay for such material and other risks described in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any such forward-looking statements. We use words such as “estimated,” “believe,” “plan” and “expect” and similar expressions to identify forward-looking statements that include, but are not limited to, statements related to our future supply of and pricing of polysilicon, ingots and wafers used in the manufacture of our products.

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